EXHIBIT 99.1

Corvus Gold Drills 30.5 Metres of 2.05 g/t Including 12.2 Metres of 4.45 g/t Gold Expanding Mother Lode Deposit to the East

VANCOUVER, B.C., March 01, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received additional results from two of four holes evaluating the eastern extension of the Mother Lode deposit (Figure 1).  Results indicate mineralization continues to expand the system to the east (Table 1).  The Eastern extension target was not addressed by past drilling and is currently being evaluated by an initial series of holes over approximately 400 metres of strike length.

Figure 1 accompanying this announcement is available at: http://globenewswire.com/NewsRoom/AttachmentNg/32b3277e-0a74-4e8d-b632-e34d926b45af

Eastern Extension, Mother Lode Deposit

Hole ML18-046 and ML18-047 continue to outline a new zone of mineralization to the east of the main Mother Lode deposit trend (30.5m @ 2.05 g/t Au and 9.1m @ 0.95 g/t Au; 11.8m @ 1.77 g/t Au respectively).  This new zone was also intersected in two previous holes drilled in 2017, ML17-010 & ML17-037 (12.2m @ 2.88 g/t Au, NR17-19 reported on December 12, 2017 & 12.2m @ 2.69 g/t Au, NR18-3 reported on February 1, 2018) which has now outlined a zone that is at least 250 metres long that remains open.  Finding additional zones of mineralization to the east will drive further exploration in this direction to evaluate the width of the system as the historic shallow, vertical drilling did not test the target in the favourable rock package.

Jeff Pontius, President and CEO of Corvus states “The extension of the Mother Lode system to the east with our 2018 stepout program is continued evidence of the exploration potential on the property.  As we learn more about the Mother Lode system we are expanding our expectation of the system and its ultimate potential.  In addition, new surface exploration work on our recently announced new targets along the Daisy, Secret Pass and Sterling trends has produced encouraging results that enhance what the Company believes is emerging as a new, district scale, Nevada gold discovery.”

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-046	21.34	51.82	30.48	2.05	n/a	West of ML17-027 Upper East Zone
inc	35.05	47.24	12.19	4.45	n/a	>1 g/t
	85.34	91.44	6.10	0.77	n/a
AZ 083 dip-55	216.41	225.55	9.14	0.95	n/a	Lower East Zone
inc	217.93	220.98	3.05	2.05	n/a	>1 g/t

ML18-047	193.55	205.37	11.82	1.77	n/a	West of ML17-022 Lower East Zone
inc	193.55	201.17	7.62	2.57	n/a	>1 g/t
	216.41	220.98	4.57	0.32	n/a
AZ 085 dip-60	256.03	266.70	10.67	0.42	n/a

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated the execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, the methodologies used, the results obtained and all procedures undertaken for quality assurance and quality control, which were determined to be consistent with industry practice, and accurate, according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor, as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares, of which it owns 100%.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:
Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits, variations in the market price of any mineral products the Company may produce or plans to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, its ability to continue its projected growth, its ability to raise the necessary capital or to be fully able to implement its business strategies and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov. Readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.